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                                   EXHIBIT (4)


                   COMBINATION ANNUITY CONTRACT, FORM 96-VA-3
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     WE WILL PAY the benefits of this contract subject to its terms.

     WITHIN TWENTY DAYS OF THE DAY YOU RECEIVE THIS CONTRACT, YOU MAY RETURN IT TO OUR HOME OFFICE OR TO OUR AGENT. WE WILL THEN VOID THE CONTRACT AND REFUND ALL PURCHASE PAYMENTS PAID ON IT.

     Our home office is at One Financial Way, Cincinnati, Ohio 45242.


        /s/  Donald J. Zimmerman                        /s/  illegible
        ------------------------                        --------------
           Donald J. Zimmerman
              Secretary                                   President


                          COMBINATION ANNUITY CONTRACT
                                (Variable-Fixed)
                                Multiple Funding
                           Flexible Purchase Payments
                                Nonparticipating
                            Benefits Nontransferable


     ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO FIXED-DOLLAR AMOUNT.



ANNUITANT                                                        CONRACT NUMBER
OWNER
ANNUITY PAYOUT DATE         First Day of                         CONRACT DATE


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                                 POLICY CONTENTS



                                                  PAGE

DEFINITIONS                                         3
     1940 Act                                       3
     Annuitant                                      3
     Annuity Payout Date                            3
     Beneficiary                                    3
     Code                                           3
     IRA                                            3
     Subaccount                                     3
     VAA                                            3
     Valuation Period                               4
     We and You                                     4

GENERAL PROVISIONS                                  4
     Contract                                       4
     Misstatement of Age or Sex                     4
     Ownership                                      4
     Nontransferability                             4
     Beneficiary                                    5
     Change of Beneficiary                          5
     General Account and VAA                        5
     Investments of VAA                             5
     Nonparticipating                               5
     Evidence of Sex, Age or Survival               5
     Incontestability                               5
     Contract Payments                              5
     Supplementary Agreement                        6
     Voting Rights                                  6
     Reports                                        6
     Notice                                         6
     Individual Retirement Annuities                6

PURCHASE PROVISIONS                                 6
     Purchase Payments                              6
     Allocation of Purchase Payments                6

VALUATION PROVISIONS                                7
     Contract Value                                 7
     Fixed Accumulation Account                     7
     Variable Accumulation Account                  7
     Net Investment Factor                          7
     Splitting Units                                8
     Taxes                                          8

ACCUMULATION PERIOD PROVISIONS                      8
     Transfers Among Subaccounts and
       General Account                              8
     Surrender                                      8
     Partial Withdrawal                             9
     Contingent Deferred Sales Charge               9
     Death Benefit During Accumulation
       Period                                       9
     Contract Administration Charge                10

SETTLEMENT PROVISIONS                              10
     General                                       10
     Elections                                     10
     Pension Plan                                  10
     IRA Restrictions                              11
     Determination of Amount To Be
       Applied                                     11
     Effect of Settlement on Accumulation
       Units                                       11
     Change of Annuity Payout Date                 11
     Annuity Payment Amounts                       11
      Variable Annuities                           11
      Fixed Annuities                              12
     Annuity Unit Value                            12
     Change in Subaccount                          12
     Limitation on Availability of Options         12
     Alternate Annuity Option                      12
     Death Benefit After the Annuity
       Payout Date                                 13
     Spendthrift Provision                         13
     Description of Annuity Options                13
     Life Annuity                                  13
     Joint and Survivor Life Annuity               14

ANNUITY OPTION TABLES                              15

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                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 2

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We will pay an annuity starting on the annuity payout date if the Annuitant is then living. We will then apply the contract value under the SETTLEMENT PROVISIONS of this contract.

We will pay this contract's death benefit to the Beneficiary if the Annuitant dies while this contract is in effect and before the annuity payout date.

This contract provides accumulation values and annuity payments on a variable and/or fixed basis under one or more options as selected by you. The dollar amount of the variable annuity payments and the variable part of the contract value will vary with the investment results of a separate account (VAA) which we have established. However, we guarantee that the dollar amount of annuity payments will not be affected by mortality experience. We also guarantee that the expense charges will not be more than the charges provided for in this contract. The dollar amount of fixed annuity payments and the fixed part of the contract value are also guaranteed.


                                   DEFINITIONS

1940 ACT
     The Investment Company Act of 1940, as amended, or any similar successor federal legislation.


ANNUITANT
     The person so named in the application or any other natural person whose length of life measures annuity payments that involve life contingencies.


ANNUITY PAYOUT DATE
     The date shown on Page 1 or the date you later choose but under the provisions of this contract for Change of Annuity Payout Date; or any other date on which annuity payments are to start.


BENEFICIARY
     The person entitled to receive the Contract Value of this contract if the Annuitant dies before the annuity payout date.


CODE
     The Internal Revenue Code as in effect on the Contract Date.


IRA
     An Individual Retirement Annuity as defined in the Code.


SUBACCOUNT
     The Bond Subaccount, Equity Subaccount, Money Market Subaccount, Omni Subaccount, International Subaccount, Capital Appreciation Subaccount, Small Cap Subaccount, Global Contrarian Subaccount, S & P 500 Index Subaccount, Aggressive Growth Subaccount, Social Awareness Subaccount, Core Growth Subaccount, Growth Subaccount, Equity Income Subaccount, High Income Bond Subaccount, Growth & Income Subaccount, Emerging Markets Subaccount, or such other subaccounts as may be established within VAA.


VAA
     An account (Ohio National Variable Account A) that consists of assets we have set aside so that their investment results are kept separate from those of our general assets.

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VALUATION PERIOD
     That period of time from one determination of accumulation unit and annuity unit values to their next determination. Such values will be determined as often as we choose to do so. This will occur at least once each week or as often as require` by the 1940 Act.


WE AND YOU
     "We", "us" and "our" means The Ohio National Life Insurance Company. "You" means the Owner of this contract.

                               GENERAL PROVISIONS

CONTRACT
     Your application and purchase payment(s) are the consideration for this contract. A copy of the application is attached. The contract, any riders or endorsements, if applicable, and the application are the entire agreement.

     We are not a party to, nor are we bound by, any plan or trust in conjunction with this contract. This contract is intended to qualify under the Code for tax favored status. Any reference in this contract to tax laws or rules is for your information and instruction and is not subject to approval or disapproval by the state in which the contract is issued for delivery. Your qualifying status, and not the contract, controls whether or not your funds will have tax favored status. You should ask your tax advisor if you have any questions as to whether or not you qualify.

     This contract cannot be changed nor our rights waived except in a writing signed by our president, vice president or secretary and attached to the contract.


MISSTATEMENT OF AGE OR SEX
     If the Annuitant's birth date or sex has been misstated, the benefits shall be such as would have been provided based on the correct birth date and sex. The amount of any over payments shall be charged against benefits to be paid after we learn of a misstatement. The amount of any under payments accumulated at an annual effective interest rate of 6% shall be added to benefits to be paid after we learn of a misstatement.


OWNERSHIP
     During the Annuitant's lifetime and prior to the annuity payout date, the Owner of this contract shall be the person so named in the application or the heirs, successors or transferees of such person. On and after the annuity payout date, the Annuitant is the Owner. After the Annuitant's death, the Beneficiary is the Owner.

     If this contract is an IRA, the Annuitant shall be the Owner while living. The Annuitant's interest may not then be forfeited. The contract, if an IRA, is for the sole benefit of the Annuitant and Beneficiaries.

     You have the sole right, without the consent of the Beneficiary or any other person, to exercise all contract rights. You can transfer ownership to a successor Owner only if such successor Owner is (1) the Annuitant, (2) a trustee or successor trustee of a pension or profit-sharing trust which is qualified under Section 401 of the Code, or (3) the employer of the Annuitant provided that the contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Code for the benefit of the Annuitant. Exercise of any ownership rights under this contract shall not take effect until we receive notice.


NONTRANSFERABILITY
     You may not sell, assign, discount or pledge this contract as collateral for a loan or to secure the performance of any obligation or for any purpose to any person other than to us, to the Annuitant, or to a trustee or other person exercising ownership rights solely by reason of the terms of a pension or profit-sharing plan or trust qualified under the Code.

     You may not transfer this contract if it is an IRA.
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BENEFICIARY
     The Beneficiary and any Contingent Beneficiary are named in the application, unless changed. If the Beneficiary dies prior the Annuitant, the Contingent Beneficiary becomes the Beneficiary. Unless you have provided otherwise, if there are two or more Beneficiaries, they will receive equal shares. If there is no named Beneficiary or Contingent Beneficiary when the Annuitant has died, you will be deemed to be the Beneficiary.


CHANGE OF BENEFICIARY
     Subject to the terms of any assignment, you may name a new Beneficiary or a new Contingent Beneficiary by notice to us at any time during the lifetime of the Annuitant. Any new choice of Beneficiary or Contingent Beneficiary will automatically revoke any prior choice of Beneficiary or Contingent Beneficiary.


GENERAL ACCOUNT AND VAA
     The General Account consists of all our assets other than those we allocate to separate accounts.

     The separate account to which the variable part of contract values and variable annuity payments under this contract relate is VAA, which we have established under Ohio law to provide variable benefits. We shall have sole and complete ownership and control of all assets in VAA.


INVESTMENTS OF VAA
     All amounts credited to VAA will be used to purchase shares at net asset value of Ohio National Fund, Inc., an open-end investment company registered under the 1940 Act, or substitute shares of another investment company. Ohio National Fund, Inc. and such other investment companies are referred to as the "Fund" and shares of either are referred to as "Fund shares". Any and all distributions made by the Fund in respect to Fund shares held by VAA will be reinvested to purchase more Fund shares in the same subaccount at net asset value. Deductions and redemptions from VAA may be made by redeeming a number of Fund Shares, at net asset value, equal in total value to the amount to be deducted or redeemed. If deemed by us to be in the best interest of all contract owners, VAA may be operated as a management company under the 1940 Act or it may be deregistered under the 1940 Act if such registration is no longer required.

     If there is such a substitution of Fund shares or change in operation of VAA, we may issue such endorsement for the contract and take such other action as may be necessary and appropriate to make the substitution or change.


NONPARTICIPATING
     This contract is nonparticipating. It will not share in our divisible surplus.


EVIDENCE OF SEX, AGE OR SURVIVAL
     Where any payment under this contract depends on the payee's sex, age or survival on a given date, we may require proof thereof prior to making such payment.


INCONTESTABILITY
     After two years, we will not contest this contract, based on any misstatement in the application, except for fraud.


CONTRACT PAYMENTS
     All sums to be paid by us under this contract are payable at our home office. We may require you to send us this contract as a condition to any payment.

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SUPPLEMENTARY AGREEMENT
     As of the annuity payout date, we may issue a supplementary agreement that sets forth the terms of your annuity option.


VOTING RIGHTS
     We will seek instructions for the voting of Fund shares held on account of the variable part of your contract value or held in VAA which represent the actuarial liability for variable annuity payments being made. From time to time, we will send you reports on the Fund, proxy material and a form with which you may instruct us how to vote Fund shares.

     After this contract has been effect for one year, you may also vote at our annual meeting of policyholders as provided in our code of regulations and Ohio law.


REPORTS
     At least once each year after the first contract year and before the annuity payout date, we shall send you a report of your contract values.


NOTICE
     A notice required by this contract must be in writing signed by you. The notice will take effect when signed, subject to any payment made or action taken by us before we receive the notice at our home office.


INDIVIDUAL RETIREMENT ANNUITIES
     The Internal Revenue Service has approved the form of this contract as meeting the Code requirements for an IRA. If this contract is an IRA, we can change the contract in its approved form so as to keep its approval under the Code or to comply with any change in the Code or rules under the Code. Any such change shall be in writing, signed by us and mailed to you at your address of record in our files. Any terms that relate to this contract as an IRA shall be of no further effect if the contract is no longer kept as a qualified IRA under the Code.

                               PURCHASE PROVISIONS

PURCHASE PAYMENTS
     Purchase payments are payable to us at our home office or, with respect only to the first purchase payment, to one of our authorized agents in exchange for a receipt signed by such agent.

     The initial purchase payment may not be less than $100. Each subsequent purchase payment must be at least $100. No more than $100,000 may be paid in any contract year without our consent. If this is an IRA, purchase payments may not be more than the lesser of $2,000 or 100% of your compensation in any calendar year. But, this limit does not apply to "rollover" or employer contributions as defined in the Code.


ALLOCATION OF PURCHASE PAYMENTS
     Each purchase payment, less an amount for any applicable premium or similar tax (net purchase payment), will be allocated to one or more subaccounts and/or the General Account in accordance with the allocation percentage specified in the application or as later changed by you.

     Such change shall take effect with the first purchase payment received after the date you ask such change to take effect or, if later, as of the end of the valuation period during which we receive such change request at our home office.

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                              VALUATION PROVISIONS

CONTRACT VALUE
     The contract value for any valuation period equals the sum of the fixed accumulation account value as of the end of the valuation period and the variable accumulation account value for the valuation period.


FIXED ACCUMULATION ACCOUNT
     Prior to the annuity payout date, the fixed accumulation account value will be

          (1)  The net purchase payment allocated to the General Account; plus

          (2) any amounts, net of fees, transferred from VAA to the fixed accumulation account; plus

          (3)  accumulated interest; less

          (4) any amounts withdrawn from the fixed accumulation account (along with any applicable contingent deferred sales charge) to pay benefits or contract administration charge; less

          (5) any amounts, plus any associated fees, transferred from the fixed accumulation account to the variable accumulation account; less

          (6) any amounts applied to affect an annuity option under the SETTLEMENT PROVISIONS.

     We will declare annual effective interest rates to be applied to the fixed accumulation account from time to time. No annual effective interest rate declared by us will be less than 3.00%. We may increase an interest rate at any time, but we may not decrease the rates on any existing funds in the fixed accumulation account more often than once in any given twelve month period.


VARIABLE ACCUMULATION ACCOUNT
     We will credit this contract's variable accumulation account with variable accumulation units in relation to the amount of each net purchase payment allocated to each subaccount. To find the number of variable accumulation units credited to each subaccount, divide the amount allocated to that subaccount by the variable accumulation unit value of that subaccount for the valuation period during which the purchase payment is received at our home office.

     The value of each variable accumulation unit was set when the first purchase payment was allocated to each subaccount. The value of a variable accumulation unit for each subaccount varies for each later valuation period. Such value is found by multiplying the value of a variable accumulation unit of that subaccount for the immediately preceding valuation period by the net investment factor for the subaccount for the valuation period for which the variable accumulation unit value is being determined. The value of a variable accumulation unit for any valuation period is determined as of the end of such valuation period.

     The variable accumulation account value for a valuation period equals number of variable accumulation units credited to the variable accumulation account multiplied by the value of each such accumulation unit for that valuation period.


NET INVESTMENT FACTOR
     The net investment factor for a subaccount is found by dividing (a) by (b), then subtracting (c) from the result, where

     (a)  is

          (1) the net asset value of a Fund share in that subaccount determined as of the end of a valuation period, plus

          (2) the per share amount of any dividends or other distribution declared by the Fund (as of the ex-dividend date) during the valuation period, adjusted by

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          (3)  a per share charge or credit with respect to any taxes paid or reserved for, which we determine to be attributable to the maintenance or operation of the subaccount;

     (b) is the net asset value of a Fund share in that subaccount, adjusted by a per share credit or charge for any taxes reserved for or paid, determined as of the end of the prior valuation period; and

     (c)  is

          (1) a charge for mortality and expenses risk assumptions at an effective rate of not more than 1.55% per year, plus

          (2) an administration expense charge of 0.25% per year for the number of days in such valuation period.

     Although we cannot identify that part of the current risk charge that applies to each of the risks involved, we estimate that a reasonable allocation would be 0.55% for the mortality risk, and 0.5% for the expense risk. The total charge for risks and administration expenses is now at the effective rate of 1.30%. Although we may change the risk charges from time to time, the total of the risk charges and the administration charge shall not exceed 1.80% annually. The actual risk charges to be made will be determined by our Board of Directors and shall not be increased more often than once a year.


SPLITTING UNITS
     We reserve the right to split the value of the variable accumulation units or the annuity units. In any such split of unit values, strict equity will be preserved. Such a split will have no material effect on the benefits or other terms of this contract. A split may either increase or decrease the number of such units.


TAXES
     Any taxes that pertain to this contract or VAA will be charged against the contract value when incurred or reserved for by us.

                         ACCUMULATION PERIOD PROVISIONS

TRANSFERS AMONG SUBACCOUNTS AND GENERAL ACCOUNT
     By notice to us, you may transfer the value of any number of accumulation units from one subaccount to another subaccount or to the General Account at any time. Not more than 20% of the fixed accumulation account value as of the beginning of any contract year may be transferred to one or more subaccounts during that contract year. The dollar amount of a transfer must be at least $300, but the entire value of a subaccount or the General Account may be transferred if less than $300. No transfer of variable accumulation units may be made after the annuity payout date or the date we receive notice of the Annuitant's death. Such transfers shall be made as of the end of the valuation period during which we receive the request at our home office or at the end of any later valuation period as you may request. A fee of not more than $5 will be charged for each transfer. The first four transfers within a contract year will not be assessed a transfer fee.


SURRENDER
     You may surrender this contract and receive its surrender value upon notice received by us at any time prior to the annuity payout date. The surrender value is the contract value less: (1) a charge for any applicable premium taxes not previously deducted, (2) the contract administration charge and
     (3) the contingent deferred sales charge, if any. For this purpose, the contract value will be that for the valuation period during which the surrender request is received at our home office. The surrender value shall be paid within 7 days of receipt of your notice (or later if allowed by law). After this contract is surrendered, all variable accumulation units will be cancelled.

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PARTIAL WITHDRAWAL
     You can take up to 12 partial withdrawals within a contract year. The withdrawn amount cannot be less than $100 and cannot be greater than the amount that would cause the contract value to fall below $1,000. We will pay to you the amount of a partial withdrawal less the appropriate contingent deferred sales charge. Partial withdrawals will reduce the contract value by the amount withdrawn including any applicable contingent deferred sales charges.

     Withdrawals from this contract will be taken on a "first-in-first-out" basis. That is, partial withdrawals will be taken first from any remaining portion of the total contract value resulting from the earliest purchase payment. Once the value resulting from any purchase payment has been reduced to zero, remaining amounts withdrawn shall reduce the value resulting from the earliest of the remaining purchase payments. This process shall continue until the withdrawal is completed. The amount so withdrawn shall be paid within 7 days of receipt of your notice (or later if allowed by law). For amounts withdrawn from VAA, we will cancel the number of variable accumulation units from the appropriate subaccount which, when multiplied by the corresponding variable accumulation unit values for the valuation period during which the notice was received by us, equals that portion of the dollar amount of the partial withdrawal, plus any applicable contingent deferred sales charge taken from that deposit.

     After the first contract year, no contingent deferred sales charge will be assessed against partial withdrawals made in a contract year that total up to 10% of the contract value as of the most recent anniversary.


CONTINGENT DEFERRED SALES CHARGE
     We can make a contingent deferred sales charge if this contract is surrendered or a partial withdrawal is made. Such charge will be a percentage of the amount withdrawn. The percentage will vary with the number of years since the purchase payments (that are related to the amount withdrawn) were made. Charges made against the amount withdrawn will be on a first-in-first-out basis. The charge for an amount related to a given purchase payment will equal the percentage from the following table multiplied by that amount.



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                Time elapsed since                  Percentage of
                 Purchase Payment              resulting value charged
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                  1 year or less                        7.0%
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   more than 1 year but not more than 2                 7.0%
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   more than 2 years but not more than 3                6.0%
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   more than 3 years but not more than 4                5.0%
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   more than 4 years but not more than 5                4.0%
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   more than 5 years but not more than 6                2.0%
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   more than 6 years but not more than 7                1.0%
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   more than 7 years                                    0.0%
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     In no event shall the total of contingent deferred sales charges made exceed 9% of all purchase payments.


DEATH BENEFIT DURING ACCUMULATION PERIOD
     If the Annuitant dies before the annuity payout date, we will pay a death benefit to the Beneficiary in one sum or by such other settlement method to which we may agree. The single sum payment will be made within 7 days after we receive proof of the Annuitant's death (or later if allowed by law). Any variable accumulation units will then be cancelled.

     If (a) on the date of death of the Annuitant or (b) on any contract anniversary prior to the date of death, the sum of all withdrawals made from the contract exceeds the contract value on that date, we will pay to the named Beneficiary the contract value as of the date of death.


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                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 9

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     Otherwise, the death benefit payable to the Beneficiary shall be the greater of:

          (a)  The contract value as of the date of death;

          (b) the total of all net purchase payemnts made to, less withdrawals (including any contingent deferred sales charges) taken from the contract.

          (c)  the Stepped-up Death Benefit Amount defined as follows.

     The Stepped-up Death Benefit Amount during the first five contract years shall be the total of all net purchase payments made to, less withdrawals (including contingent deferred sales charges) taken from the contract. On the fifth anniversary, the Stepped-up Death Benefit Amount shall be increased to the contract value at that time if it is greater and if the Annuitant has not yet attained age 70.

     The Stepped-up Death Benefit Amount in subsequent five year periods shall equal the Stepped-up Death Benefit Amount as of the end of the previous five year period plus any net purchase payments made to, and less any withdrawals (including contingent deferred sales charges) taken from the contract during the five year period. The Stepped-up Death Benefit Amount shall be increased at the end of each five year period to the contract value if it is greater and if the Annuitant has not yet attained age 70.


CONTRACT ADMINISTRATION CHARGE
     Prior to the annuity payout date, on each contract anniversary and upon surrender, we will deduct from the contract value an annual contract administration charge of $35 to defray our administrative expenses for this contract if the contract value at that time is less than $50,000. We will make this charge from the contract value on a "first-in-first-out" basis. If, on the anniversary, the contract value equals or exceeds $50,000, we will not deduct the contract administration charge.

     We will cancel the number of variable accumulation units from the appropriate subaccounts which, when multiplied by the corresponding variable accumulation unit values for the valuation period in which the charge is taken, equals that portion of the charge taken from VAA.

                              SETTLEMENT PROVISIONS

GENERAL
     On the annuity payout date, the contract value shall be applied under one or more of the annuity options shown below or under such other option to which we may agree.

     Unless otherwise specified, the first annuity payment will be apportioned to the General Account and each subaccount in the same proportions that each bears to the total contract value as of the day we credit your annuity units.


ELECTIONS
     You must give us notice in order to elect an annuity option or revoke or change such an election. If no such election is in effect on the annuity payout date, and if the Annuitant is then living, the contract value will be applied under Option 1(c) as an annuity payable to the Annuitant. The variable part of the contract value will be used to provide a variable annuity and the fixed part will provide a fixed annuity unless you elect otherwise. The Beneficiary will be the payee for any remaining period certain installments to be paid after the Annuitant's death unless this contract is issued pursuant to a tax qualified pension plan.


PENSION PLAN
     If: (a) this contract is issued pursuant to a tax qualified pension plan;
     (b) no election is in effect on the annuity payout date; and (c) the Annuitant is living on the annuity payout date, then the contract value will be applied as follows:

         (1) If the Annuitant is married as of the annuity payout date, the contract value will be applied to provide equal payments under Options 1 (a) and 2 (a) with the Annuitant's spouse as the contingent annuitant.

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         (2)  If the Annuitant is not married as of the annuity payout date, the contract value will be applied under Option 1 (c) and paid to the Annuitant with the Beneficiary as payee for any period certain payments to be made after the Annuitant's death.


IRA RESTRICTIONS
     If this contract is an IRA, the Annuitant's entire interest will be paid to him or her (a) not later than the close of the tax year in which the Annuitant attains age seventy and one half years, or (b) in installments that are equal except for any increment due to operation of the contract. Such installments will be made (a) for the life of the Annuitant or the lives of the Annuitant and his or her spouse, or (b) for a term certain period that does not last past the life expectancy of the Annuitant or the life expectancy of the Annuitant and his or her spouse. If the Annuitant's entire interest is to be distributed in installments beginning in the year the Annuitant attains age seventy and one half years, then the annual payments must be at least the lesser of: (a) the balance of the Annuitant's interest, or (b) an amount determined by dividing (i) the Annuitant's entire interest at the beginning of each year (including amounts not in the IRA at the beginning of the year because they have been withdrawn so as to make a rollover contribution to another IRA) by (ii) the life expectancy of the Annuitant (or of the Annuitant and his or her spouse, if applicable) as of the date the Annuitant attains age seventy, such expectancy being reduced by the number of whole years that have elapsed since the Annuitant attained age seventy and one half years.

     If the Annuitant dies before the entire interest has been paid, or if payments have begun to the Annuitant's surviving spouse and such spouse dies before the entire interest has been paid, the entire interest (or any such interest that is left if payments have begun) will, within 5 years after the Annuitant's death (or the death of the surviving spouse), be paid or be applied to purchase an immediate annuity for the Beneficiary or Beneficiaries. Such an immediate annuity will be payable for the life of the Beneficiary or Beneficiaries (or for a term that does not last beyond their life expectancy). This paragraph does not apply if term certain payments began before the Annuitant's death and the term certain is for a period allowed in the prior paragraph.


DETERMINATION OF AMOUNT TO BE APPLIED
     The contract value to be applied to provide an annuity shall be determined at the end of a valuation period, selected by us and uniformly applied, which is not more than 10 valuation periods before the annuity payout date. The fixed part of the contract value used to provide a fixed annuity will be determined as of the annuity payout date. Any applicable premium tax will be deducted at this time.


EFFECT OF SETTLEMENT ON ACCUMULATION UNITS
     When this contract is settled, its Variable Accumulation Units will be cancelled.


CHANGE OF ANNUITY PAYOUT DATE
     You may change the annuity payout date at any time prior to the Annuitant's death by notice to us. But, unless we agree, the annuity payout date may not be later than the first of the month following the Annuitant's 90th birthday. In any event, the annuity payout date must be the first day of a month and must be at least 30 days after the date we receive notice of a change of date.


ANNUITY PAYMENT AMOUNTS

     VARIABLE ANNUITIES
         The dollar amount of the first periodic variable annuity payment shall be derived from the annuity option tables for the sex(es) and age(s) of the Annuitant and contingent annuitant, if any, on the annuity payout date. The dollar amount of each variable annuity payment after the first will be measured by annuity units. The number of annuity units of each subaccount to be credited to this contract is determined by dividing that part of the first variable annuity payment apportioned to each subaccount by the annuity unit value of

--------------------------------------------------------------------------------
                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 11
         that subaccount for the valuation period used to determine the contract value for settlement of this contract under these SETTLEMENT PROVISIONS. The dollar amount of each variable annuity payment after the first is equal to the number of annuity units credited to this contract multiplied by the annuity unit value of the applicable subaccount for the valuation period, selected by us and uniformly applied, which is not more than 10 valuation periods before the due date of each such payment.


     FIXED ANNUITIES
         The dollar amount of the each periodic fixed annuity payment shall be derived from the annuity option tables for the sex(es) and age(s) of the Annuitant and contingent annuitant, if any, on the annuity payout date.


ANNUITY UNIT VALUE
     The value of an Annuity Unit for each subaccount was set when the first annuity payment was made from each subaccount for this class of contracts. To determine the Annuity Unit value for each later valuation period, (a) multiply the Annuity Unit value for that subaccount for the immediately prior valuation period by the Net Investment Factor for that subaccount for such later valuation period, and then (b) multiply the product by a factor to neutralize the interest rate of 3% per year assumed in the annuity option tables. Such factor is 0.9999190 for a one-day valuation period.


CHANGE IN SUBACCOUNT
     After variable annuity payments have been made for at least 12 months, you may, no more than once each 12 months, change all or part of the investment upon which your variable annuity payments are based from one subaccount to another. To do this, we will convert the number of Annuity Units being changed to the number of Annuity Units of the Subaccount to which you are changing so as to result in the next variable annuity payment being of the same amount that it would have been without the change. After that, variable annuity payments will reflect changes in the values of your new Annuity Units. You must give us notice at least 30 days before the due date of the first variable annuity payment to which the change will apply.


LIMITATION ON AVAILABILITY OF OPTIONS
     If the contingent annuitant is not related to the Annuitant, you may not elect Option 2 unless we consent and then only if, based upon life expectancies, less than 50% of the amount so applied would accrue to the contingent annuitant.

     If the amount to be applied under any annuity option is less than $5,000, such option shall not be available. Settlement shall than be in a single sum. If the first periodic payment to a payee would be less than $25, we may pay less often so that such payment will be at least $25.


ALTERNATE ANNUITY OPTION
     Instead of the variable annuities provided under this contract, you may choose an alternate amount and type of periodic installments for fixed annuity payments. Such alternate annuity options shall be based on the rates for fixed dollar single premium immediate annuities being issued by us on the annuity payout date. They may only be elected within 30 days before that date.

     Any withdrawal of part or all of the contract value for settlement under an alternate annuity option will be exempt from any otherwise applicable contingent deferred sales charge if at least one of the following conditions is met:

         (a) If withdrawal is before the end of the second contract year, the annuity income must be payable for the lifetime of the annuitant and contingent annuitant, if any.

         (b) If withdrawal is during the third through fifth contract years, the annuity income must be payable over a period of not less than ten years or payable over the lifetime of the annuitant and contingent annuitant, if any.

--------------------------------------------------------------------------------
                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 12

         (c) If withdrawal is after the fifth contract year, the annuity income must be payable over a period of not less than five years or payable over the lifetime of the annuitant and contingent annuitant, if any.


DEATH BENEFIT AFTER THE ANNUITY PAYOUT DATE
     If the Annuitant dies after the annuity payout date, any death benefit payable will be in accordance with the annuity option chosen.


SPENDTHRIFT PROVISION
     Except as otherwise provided in this contract (or in any supplementary contract issued in exchange for it), an Annuitant or Beneficiary may not commute, anticipate, assign or otherwise encumber any amounts to be paid in settlement of this contract. To the extent allowed by law, no such amount shall be subject to any legal process in payment of any claim against an Annuitant or Beneficiary.


DESCRIPTION OF ANNUITY OPTIONS
     All of these options may be on a fixed or variable annuity basis or both.


LIFE ANNUITY
     OPTION 1

          (a) NONREFUND. We will make payments during the lifetime of the Annuitant. No payments are due after the death of the Annuitant.

          (b) 5-YEARS CERTAIN. We will make payments for 5 years and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 5-year period certain.

          (c) 10-YEARS CERTAIN. We will make payments for 10 years and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 10-year period certain.

          (d) INSTALLMENT REFUND. We will make payments for a period certain and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the period certain. The number of period certain payments is equal to the amount applied under this installment refund option divided by the amount of the first annuity payment; provided, however, that the amount of the final period certain payment shall be multiplied by that part of the preceding quotient which is not an integer.


--------------------------------------------------------------------------------
                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 13

JOINT AND SURVIVOR LIFE ANNUITY
     OPTION 2

         (a) JOINT AND SURVIVOR NONREFUND. We will make payments during the joint lifetime of the Annuitant and contingent annuitant. Payments will then continue during the remaining lifetime of the survivor of them. No payments are due after the death of the last survivor of the Annuitant and contingent annuitant.

         (b) JOINT AND SURVIVOR WITH 10-YEARS CERTAIN. We will make payments for 10 years and after that during the joint lifetime of the Annuitant and contingent annuitant. Payments will then continue during the remaining lifetime of the survivor of them. No payments are due after the death of the survivor of the Annuitant and contingent annuitant or, if later, the end of the 10-year period certain.

--------------------------------------------------------------------------------
                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 14

                                                   ANNUITY OPTION TABLES
                                  Date of Birth
                                (1939 and Before)
Installments shown are for a monthly payment for each $1,000 of contract value applied under an option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.65, 5.92 or 2.98; respectively.

                                                               OPTION 1: LIFE INCOME
----------------------------------------------------------------------------------------------------------------------------------
   AGE AND SEX                                                     AGE AND SEX
  OF ANNUITANT       NON-     5 YEARS    10 YEARS   INSTALLMENT    OF ANNUITANT      NON-      5 YEARS     10 YEARS    INSTALLMENT
      MALE          REFUND    CERTAIN    CERTAIN      REFUND          FEMALE        REFUND     CERTAIN     CERTAIN       REFUND
----------------------------------------------------------------------------------------------------------------------------------

       51            $4.14     $4.13       $4.10       $3.97            51           $3.80      $3.79        $3.78        $3.71
       52             4.21      4.20        4.17        4.03            52            3.86       3.85         3.84         3.76
       53             4.29      4.28        4.24        4.09            53            3.92       3.91         3.90         3.81
       54             4.37      4.36        4.32        4.16            54            3.98       3.98         3.96         3.87
       55             4.46      4.45        4.40        4.23            55            4.05       4.05         4.03         3.93
       56             4.55      4.54        4.49        4.30            56            4.13       4.12         4.10         3.99
       57             4.65      4.63        4.58        4.37            57            4.20       4.20         4.17         4.05
       58             4.75      4.73        4.67        4.45            58            4.29       4.28         4.25         4.12
       59             4.86      4.84        4.77        4.53            59            4.37       4.36         4.33         4.19
       60             4.98      4.96        4.88        4.62            60            4.47       4.46         4.42         4.27
       61             5.11      5.08        4.99        4.71            61            4.57       4.55         4.51         4.35
       62             5.24      5.21        5.11        4.81            62            4.67       4.66         4.61         4.43
       63             5.39      5.35        5.23        4.92            63            4.78       4.77         4.71         4.52
       64             5.54      5.50        5.36        5.02            64            4.90       4.88         4.82         4.61
       65             5.71      5.66        5.49        5.14            65            5.03       5.01         4.94         4.70
       66             5.88      5.82        5.63        5.25            66            5.17       5.14         5.06         4.81
       67             6.07      6.00        5.78        5.37            67            5.31       5.28         5.18         4.92
       68             6.27      6.19        5.93        5.51            68            5.47       5.43         5.32         5.03
       69             6.49      6.39        6.08        5.64            69            5.63       5.59         5.46         5.15
       70             6.72      6.60        6.24        5.79            70            5.82       5.77         5.61         5.28
       71             6.96      6.82        6.41        5.93            71            6.01       5.96         5.77         5.41
       72             7.22      7.05        6.58        6.10            72            6.22       6.16         5.93         5.56
       73             7.50      7.30        6.75        6.27            73            6.45       6.37         6.11         5.71
       74             7.79      7.56        6.92        6.43            74            6.70       6.60         6.29         5.87
       75             8.11      7.83        7.09        6.62            75            6.97       6.85         6.47         6.05
       76             8.45      8.12        7.27        6.83            76            7.26       7.11         6.66         6.23
       77             8.82      8.42        7.44        7.03            77            7.57       7.39         6.86         6.41
       78             9.21      8.74        7.61        7.24            78            7.90       7.69         7.05         6.62
       79             9.62      9.07        7.78        7.46            79            8.27       8.00         7.25         6.83
       80            10.07      9.41        7.95        7.66            80            8.66       8.34         7.45         7.05
       81            10.55      9.77        8.11        7.94            81            9.09       8.69         7.64         7.29
       82            11.06     10.13        8.26        8.19            82            9.55       9.06         7.83         7.55
       83            11.60     10.50        8.40        8.43            83           10.06       9.45         8.02         7.78
       84            12.18     10.89        8.53        8.76            84           10.60       9.86         8.19         8.07
       85            12.80     11.27        8.66        9.07            85           11.19      10.28         8.35         8.38
       86            13.45     11.66        8.77        9.40            86           11.82      10.72         8.50         8.65
       87            14.14     12.06        8.88        9.70            87           12.50      11.15         8.64         9.00
       88            14.89     12.45        8.97       10.07            88           13.24      11.59         8.76         9.29
       89            15.69     12.85        9.06       10.34            89           14.02      12.03         8.87         9.69
       90            16.56     13.24        9.14       10.83            90           14.86      12.45         8.97        10.07
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 15

                     OPTION 2: JOINT & SURVIVOR LIFE INCOME

                                  (a) Nonrefund

---------------------------------------------------------------------------------------------------------
     AGE                                                 AGE OF
   OF MALE                                    FEMALE CONTINGENT ANNUITANT
                -----------------------------------------------------------------------------------------
  ANNUITANT        50        55        60        65        70        75        80        85        90
---------------------------------------------------------------------------------------------------------
      55          $3.55     $3.72     $3.89     $4.04     $4.17     $4.27     $4.35     $4.40     $4.42
      60           3.61      3.82      4.04      4.26      4.47      4.64      4.77      4.86      4.92
      65           3.65      3.90      4.17      4.47      4.78      5.06      5.30      5.46      5.57
      70           3.69      3.95      4.27      4.65      5.07      5.51      5.90      6.21      6.42
      75           3.71      3.99      4.35      4.79      5.32      5.92      6.53      7.07      7.47
      80           3.72      4.02      4.40      4.88      5.51      6.27      7.13      7.99      8.71
      85           3.73      4.03      4.43      4.95      5.63      6.54      7.64      8.88     10.04
      90           3.73      4.04      4.44      4.98      5.71      6.72      8.03      9.63     11.33
---------------------------------------------------------------------------------------------------------

                            (b) With 10 Years Certain

---------------------------------------------------------------------------------------------------------
     AGE                                                 AGE OF
   OF MALE                                    FEMALE CONTINGENT ANNUITANT
                -----------------------------------------------------------------------------------------
  ANNUITANT        50        55        60        65        70        75        80        85        90
---------------------------------------------------------------------------------------------------------
      55          $3.55     $3.72     $3.88     $4.04     $4.17     $4.27     $4.33     $4.37     $4.39
      60           3.61      3.82      4.04      4.26      4.46      4.63      4.75      4.82      4.86
      65           3.65      3.89      4.17      4.47      4.77      5.04      5.25      5.38      5.45
      70           3.68      3.95      4.27      4.64      5.05      5.45      5.80      6.03      6.16
      75           3.70      3.99      4.34      4.77      5.28      5.83      6.34      6.72      6.94
      80           3.72      4.01      4.38      4.85      5.44      6.12      6.80      7.36      7.70
      85           3.72      4.02      4.40      4.90      5.53      6.31      7.14      7.85      8.31
      90           3.72      4.03      4.41      4.92      5.58      6.41      7.33      8.15      8.70
---------------------------------------------------------------------------------------------------------


Actuarial Basis - Installments shown in these tables are based on the 1983(a) Mortality Table Projected to 1996 under Scale G with compound interest at the effective rate of 3% per year.



--------------------------------------------------------------------------------
                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 16

                              ANNUITY OPTION TABLES
                                   (1940-1959)

Installments shown are for a monthly payment for each $1,000 of contract value applied under an option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.65, 5.92 or 2.98; respectively.

                              OPTION 1: LIFE INCOME

----------------------------------------------------------------------------------------------------------------------------------
   AGE AND SEX                                                     AGE AND SEX
  OF ANNUITANT       NON-     5 YEARS    10 YEARS   INSTALLMENT    OF ANNUITANT      NON-      5 YEARS     10 YEARS    INSTALLMENT
------------------                                               -----------------
      MALE          REFUND    CERTAIN    CERTAIN      REFUND          FEMALE        REFUND     CERTAIN     CERTAIN       REFUND
----------------------------------------------------------------------------------------------------------------------------------

       51            $4.07     $4.06       $4.03       $3.91            51           $3.74      $3.74        $3.73        $3.66
       52             4.14      4.13        4.10        3.97            52            3.80       3.79         3.78         3.71
       53             4.21      4.20        4.17        4.03            53            3.86       3.85         3.84         3.76
       54             4.29      4.28        4.24        4.09            54            3.92       3.91         3.90         3.81
       55             4.37      4.36        4.32        4.16            55            3.98       3.98         3.96         3.87
       56             4.46      4.45        4.40        4.23            56            4.05       4.05         4.03         3.93
       57             4.55      4.54        4.49        4.30            57            4.13       4.12         4.10         3.99
       58             4.65      4.63        4.58        4.37            58            4.20       4.20         4.17         4.05
       59             4.75      4.73        4.67        4.45            59            4.29       4.28         4.25         4.12
       60             4.86      4.84        4.77        4.53            60            4.37       4.36         4.33         4.19
       61             4.98      4.96        4.88        4.62            61            4.47       4.46         4.42         4.27
       62             5.11      5.08        4.99        4.71            62            4.57       4.55         4.51         4.35
       63             5.24      5.21        5.11        4.81            63            4.67       4.66         4.61         4.43
       64             5.39      5.35        5.23        4.92            64            4.78       4.77         4.71         4.52
       65             5.54      5.50        5.36        5.02            65            4.90       4.88         4.82         4.61
       66             5.71      5.66        5.49        5.14            66            5.03       5.01         4.94         4.70
       67             5.88      5.82        5.63        5.25            67            5.17       5.14         5.06         4.81
       68             6.07      6.00        5.78        5.37            68            5.31       5.28         5.18         4.92
       69             6.27      6.19        5.93        5.51            69            5.47       5.43         5.32         5.03
       70             6.49      6.39        6.08        5.64            70            5.63       5.59         5.46         5.15
       71             6.72      6.60        6.24        5.79            71            5.82       5.77         5.61         5.28
       72             6.96      6.82        6.41        5.93            72            6.01       5.96         5.77         5.41
       73             7.22      7.05        6.58        6.10            73            6.22       6.16         5.93         5.56
       74             7.50      7.30        6.75        6.27            74            6.45       6.37         6.11         5.71
       75             7.79      7.56        6.92        6.43            75            6.70       6.60         6.29         5.87
       76             8.11      7.83        7.09        6.62            76            6.97       6.85         6.47         6.05
       77             8.45      8.12        7.27        6.83            77            7.26       7.11         6.66         6.23
       78             8.82      8.42        7.44        7.03            78            7.57       7.39         6.86         6.41
       79             9.21      8.74        7.61        7.24            79            7.90       7.69         7.05         6.62
       80             9.62      9.07        7.78        7.46            80            8.27       8.00         7.25         6.83
       81            10.07      9.41        7.95        7.66            81            8.66       8.34         7.45         7.05
       82            10.55      9.77        8.11        7.94            82            9.09       8.69         7.64         7.29
       83            11.06     10.13        8.26        8.19            83            9.55       9.06         7.83         7.35
       84            11.60     10.50        8.40        8.43            84           10.06       9.45         8.02         7.78
       85            12.18     10.89        8.53        8.76            85           10.60       9.86         8.19         8.07
       86            12.80     11.27        8.66        9.07            86           11.19      10.28         8.35         8.38
       87            13.45     11.66        8.77        9.40            87           11.82      10.72         8.50         8.65
       88            14.14     12.06        8.88        9.70            88           12.50      11.15         8.64         9.00
       89            14.89     12.45        8.97       10.07            89           13.24      11.59         8.76         9.29
       90            15.69     12.85        9.06       10.34            90           14.02      12.03         8.87         9.69
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 15

                     OPTION 2: JOINT & SURVIVOR LIFE INCOME

                                  (a) Nonrefund

-----------------------------------------------------------------------------------------------
     AGE                                            AGE OF
   OF MALE                               FEMALE CONTINGENT ANNUITANT
                -------------------------------------------------------------------------------
  ANNUITANT        55        60        65        70        75        80        85        90
-----------------------------------------------------------------------------------------------
      55          $3.66     $3.82     $3.97     $4.09     $4.19     $4.26     $4.31     $4.34
      60           3.76      3.97      4.18      4.37      4.54      4.66      4.75      4.80
      65           3.83      4.09      4.38      4.66      4.93      5.15      5.31      5.41
      70           3.89      4.19      4.54      4.94      5.34      5.71      6.00      6.20
      75           3.92      4.26      4.67      5.17      5.73      6.29      6.80      7.18
      80           3.95      4.30      4.76      5.34      6.05      6.85      7.66      8.34
      85           3.96      4.33      4.82      5.46      6.30      7.33      8.48      9.58
      90           3.97      4.35      4.86      5.54      6.46      7.68      9.17     10.77
-----------------------------------------------------------------------------------------------


                            (b) With 10 Years Certain

-----------------------------------------------------------------------------------------------
     AGE                                            AGE OF
   OF MALE                               FEMALE CONTINGENT ANNUITANT
                -------------------------------------------------------------------------------
  ANNUITANT        55        60        65        70        75        80        85        90
-----------------------------------------------------------------------------------------------
      55          $3.66     $3.82     $3.97     $4.09     $4.18     $4.25     $4.29     $4.31
      60           3.76      3.97      4.18      4.37      4.53      4.64      4.71      4.75
      65           3.83      4.09      4.37      4.65      4.91      5.11      5.24      5.31
      70           3.88      4.18      4.53      4.92      5.30      5.63      5.86      5.99
      75           3.92      4.25      4.66      5.13      5.65      6.15      6.53      6.75
      80           3.94      4.29      4.74      5.29      5.93      6.60      7.15      7.51
      85           3.95      4.31      4.78      5.38      6.12      6.92      7.65      8.13
      90           3.96      4.33      4.81      5.43      6.22      7.12      7.96      8.55
-----------------------------------------------------------------------------------------------

Actuarial Basis - Installments shown in these tables are based on the 1983(a) Mortality Table Projected to 1996 under Scale G (set back one year) with compound interest at the effective rate of 3% per year.



--------------------------------------------------------------------------------
                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 16

                              ANNUITY OPTION TABLES
                                   (1960-1979)



Installments shown are for a monthly payment for each $1,000 of contract value applied under an option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.65, 5.92 or 2.98; respectively.

                              OPTION 1: LIFE INCOME

----------------------------------------------------------------------------------------------------------------------------------
   AGE AND SEX                                                     AGE AND SEX
  OF ANNUITANT       NON-     5 YEARS    10 YEARS   INSTALLMENT    OF ANNUITANT      NON-      5 YEARS     10 YEARS    INSTALLMENT
------------------                                               -----------------
      MALE          REFUND    CERTAIN    CERTAIN      REFUND          FEMALE        REFUND     CERTAIN     CERTAIN       REFUND
----------------------------------------------------------------------------------------------------------------------------------

       52            $4.07     $4.06       $4.03       $3.91            52           $3.74      $3.74        $3.73        $3.66
       53             4.14      4.13        4.10        3.97            53            3.80       3.79         3.78         3.71
       54             4.21      4.20        4.17        4.03            54            3.86       3.85         3.84         3.76
       55             4.29      4.28        4.24        4.09            55            3.92       3.91         3.90         3.81
       56             4.37      4.36        4.32        4.16            56            3.98       3.98         3.96         3.87
       57             4.46      4.45        4.40        4.23            57            4.05       4.05         4.03         3.93
       58             4.55      4.54        4.49        4.30            58            4.13       4.12         4.10         3.99
       59             4.65      4.63        4.58        4.37            59            4.20       4.20         4.17         4.05
       60             4.75      4.73        4.67        4.45            60            4.29       4.28         4.25         4.12
       61             4.86      4.84        4.77        4.53            61            4.37       4.36         4.33         4.19
       62             4.98      4.96        4.88        4.62            62            4.47       4.46         4.42         4.27
       63             5.11      5.08        4.99        4.71            63            4.57       4.55         4.51         4.35
       64             5.24      5.21        5.11        4.81            64            4.67       4.66         4.61         4.43
       65             5.39      5.35        5.23        4.92            65            4.78       4.77         4.71         4.52
       66             5.54      5.50        5.36        5.02            66            4.90       4.88         4.82         4.61
       67             5.71      5.66        5.49        5.14            67            5.03       5.01         4.94         4.70
       68             5.88      5.82        5.63        5.25            68            5.17       5.14         5.06         4.81
       69             6.07      6.00        5.78        5.37            69            5.31       5.28         5.18         4.92
       70             6.27      6.19        5.93        5.51            70            5.47       5.43         5.32         5.03
       71             6.49      6.39        6.08        5.64            71            5.63       5.59         5.46         5.15
       72             6.72      6.60        6.24        5.79            72            5.82       5.77         5.61         5.28
       73             6.96      6.82        6.41        5.93            73            6.01       5.96         5.77         5.41
       74             7.22      7.05        6.58        6.10            74            6.22       6.16         5.93         5.56
       75             7.50      7.30        6.75        6.27            75            6.45       6.37         6.11         5.71
       76             7.79      7.56        6.92        6.43            76            6.70       6.60         6.29         5.87
       77             8.11      7.83        7.09        6.62            77            6.97       6.85         6.47         6.05
       78             8.45      8.12        7.27        6.83            78            7.26       7.11         6.66         6.23
       79             8.82      8.42        7.44        7.03            79            7.57       7.39         6.86         6.41
       80             9.21      8.74        7.61        7.24            80            7.90       7.69         7.05         6.62
       81             9.62      9.07        7.78        7.46            81            8.27       8.00         7.25         6.83
       82            10.07      9.41        7.95        7.66            82            8.66       8.34         7.45         7.05
       83            10.55      9.77        8.11        7.94            83            9.09       8.69         7.64         7.29
       84            11.06     10.13        8.26        8.19            84            9.55       9.06         7.83         7.55
       85            11.60     10.50        8.40        8.43            85           10.06       9.45         8.02         7.78
       86            12.18     10.89        8.53        8.76            86           10.60       9.86         8.19         8.07
       87            12.80     11.27        8.66        9.07            87           11.19      10.28         8.35         8.38
       88            13.45     11.66        8.77        9.40            88           11.82      10.72         8.50         8.65
       89            14.14     12.06        8.88        9.70            89           12.50      11.15         8.64         9.00
       90            14.89     12.45        8.97       10.07            90           13.24      11.59         8.76         9.29
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 15

                     OPTION 2: JOINT & SURVIVOR LIFE INCOME

                                  (a) Nonrefund

-----------------------------------------------------------------------------------------------
     AGE                                            AGE OF
   OF MALE                               FEMALE CONTINGENT ANNUITANT
                -------------------------------------------------------------------------------
  ANNUITANT        55        60        65        70        75        80        85        90
-----------------------------------------------------------------------------------------------
      55          $3.61     $3.76     $3.90     $4.02     $4.11     $4.18     $4.23     $4.25
      60           3.70      3.90      4.10      4.28      4.44      4.56      4.64      4.69
      65           3.77      4.02      4.28      4.55      4.80      5.01      5.16      5.26
      70           3.82      4.11      4.44      4.81      5.19      5.53      5.81      6.00
      75           3.86      4.18      4.56      5.02      5.55      6.08      6.55      6.91
      80           3.88      4.22      4.65      5.19      5.85      6.59      7.34      7.99
      85           3.90      4.25      4.70      5.30      6.08      7.03      8.10      9.14
      90           3.91      4.26      4.74      5.37      6.23      7.36      8.75     10.25
-----------------------------------------------------------------------------------------------

                            (b) With 10 Years Certain

-----------------------------------------------------------------------------------------------
     AGE                                            AGE OF
   OF MALE                               FEMALE CONTINGENT ANNUITANT
                -------------------------------------------------------------------------------
  ANNUITANT        55        60        65        70        75        80        85        90
-----------------------------------------------------------------------------------------------
      55         $3.61     $3.76     $3.90     $4.02     $4.11     $4.17     $4.21     $4.23
      60          3.70      3.90      4.10      4.28      4.43      4.54      4.61      4.65
      65          3.77      4.01      4.28      4.54      4.79      4.98      5.11      5.18
      70          3.82      4.10      4.43      4.79      5.15      5.47      5.70      5.83
      75          3.85      4.17      4.55      5.00      5.49      5.96      6.34      6.57
      80          3.88      4.21      4.63      5.15      5.76      6.39      6.95      7.31
      85          3.89      4.23      4.67      5.24      5.94      6.71      7.44      7.95
      90          3.89      4.24      4.70      5.29      6.04      6.91      7.76      8.39
-----------------------------------------------------------------------------------------------


Actuarial Basis - Installments shown in these tables are based on the 1983(a) Mortality Table Projected to 1996 under Scale G (set back two years) with compound interest at the effective rate of 3% per year.



--------------------------------------------------------------------------------
                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 16

                              ANNUITY OPTION TABLES
                                   (1980-1999)



Installments shown are for a monthly payment for each $1,000 of contract value applied under an option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.65, 5.92 or 2.98; respectively.

                              OPTION 1: LIFE INCOME

----------------------------------------------------------------------------------------------------------------------------------
   AGE AND SEX                                                     AGE AND SEX
  OF ANNUITANT       NON-     5 YEARS    10 YEARS   INSTALLMENT    OF ANNUITANT      NON-      5 YEARS     10 YEARS    INSTALLMENT
------------------                                               -----------------
      MALE          REFUND    CERTAIN    CERTAIN      REFUND          FEMALE        REFUND     CERTAIN     CERTAIN       REFUND
----------------------------------------------------------------------------------------------------------------------------------
       53            $4.07     $4.06       $4.03       $3.91            53           $3.74      $3.74        $3.73        $3.66
       54             4.14      4.13        4.10        3.97            54            3.80       3.79         3.78         3.71
       55             4.21      4.20        4.17        4.03            55            3.86       3.85         3.84         3.76
       56             4.29      4.28        4.24        4.09            56            3.92       3.91         3.90         3.81
       57             4.37      4.36        4.32        4.16            57            3.98       3.98         3.96         3.87
       58             4.46      4.45        4.40        4.23            58            4.05       4.05         4.03         3.93
       59             4.55      4.54        4.49        4.30            59            4.13       4.12         4.10         3.99
       60             4.65      4.63        4.58        4.37            60            4.20       4.20         4.17         4.05
       61             4.75      4.73        4.67        4.45            61            4.29       4.28         4.25         4.12
       62             4.86      4.84        4.77        4.53            62            4.37       4.36         4.33         4.19
       63             4.98      4.96        4.88        4.62            63            4.47       4.46         4.42         4.27
       64             5.11      5.08        4.99        4.71            64            4.57       4.55         4.51         4.35
       65             5.24      5.21        5.11        4.81            65            4.67       4.66         4.61         4.43
       66             5.39      5.35        5.23        4.92            66            4.78       4.77         4.71         4.52
       67             5.54      5.50        5.36        5.02            67            4.90       4.88         4.82         4.61
       68             5.71      5.66        5.49        5.14            68            5.03       5.01         4.94         4.70
       69             5.88      5.82        5.63        5.25            69            5.17       5.14         5.06         4.81
       70             6.07      6.00        5.78        5.37            70            5.31       5.28         5.18         4.92
       71             6.27      6.19        5.93        5.51            71            5.47       5.43         5.32         5.03
       72             6.49      6.39        6.08        5.64            72            5.63       5.59         5.46         5.15
       73             6.72      6.60        6.24        5.79            73            5.82       5.77         5.61         5.28
       74             6.96      6.82        6.41        5.93            74            6.01       5.96         5.77         5.41
       75             7.22      7.05        6.58        6.10            75            6.22       6.16         5.93         5.56
       76             7.50      7.30        6.75        6.27            76            6.45       6.37         6.11         5.71
       77             7.79      7.56        6.92        6.43            77            6.70       6.60         6.29         5.87
       78             8.11      7.83        7.09        6.62            78            6.97       6.85         6.47         6.05
       79             8.45      8.12        7.27        6.83            79            7.26       7.11         6.66         6.23
       80             8.82      8.42        7.44        7.03            80            7.57       7.39         6.86         6.41
       81             9.21      8.74        7.61        7.24            81            7.90       7.69         7.05         6.62
       82             9.62      9.07        7.78        7.46            82            8.27       8.00         7.25         6.83
       83            10.07      9.41        7.95        7.66            83            8.66       8.34         7.45         7.05
       84            10.55      9.77        8.11        7.94            84            9.09       8.69         7.64         7.29
       85            11.06     10.13        8.26        8.19            85            9.55       9.06         7.83         7.55
       86            11.60     10.50        8.40        8.43            86           10.06       9.45         8.02         7.78
       87            12.18     10.89        8.53        8.76            87           10.60       9.86         8.19         8.07
       88            12.80     11.27        8.66        9.07            88           11.19      10.28         8.35         8.38
       89            13.45     11.66        8.77        9.40            89           11.89      10.72         8.50         8.65
       90            14.14     12.06        8.88        9.70            90           12.50      11.15         8.64         9.00
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 15

                     OPTION 2: JOINT & SURVIVOR LIFE INCOME

                                  (a) Nonrefund

-----------------------------------------------------------------------------------------------
     AGE                                            AGE OF
   OF MALE                               FEMALE CONTINGENT ANNUITANT
                -------------------------------------------------------------------------------
  ANNUITANT        55        60        65        70        75        80        85        90
-----------------------------------------------------------------------------------------------
      55          $3.56     $3.71     $3.84     $3.95     $4.04     $4.10     $4.15     $4.18
      60           3.65      3.84      4.02      4.20      4.34      4.46      4.54      4.59
      65           3.71      3.95      4.20      4.45      4.68      4.88      5.02      5.12
      70           3.76      4.03      4.35      4.69      5.04      5.36      5.62      5.81
      75           3.80      4.10      4.46      4.89      5.38      5.87      6.32      6.66
      80           3.82      4.14      4.54      5.05      5.66      6.35      7.05      7.66
      85           3.83      4.17      4.59      5.15      5.87      6.76      7.76      8.73
      90           3.84      4.18      4.63      5.22      6.02      7.07      8.35      9.76
-----------------------------------------------------------------------------------------------

                            (b) With 10 Years Certain

-----------------------------------------------------------------------------------------------
     AGE                                            AGE OF
   OF MALE                               FEMALE CONTINGENT ANNUITANT
                -------------------------------------------------------------------------------
  ANNUITANT        55        60        65        70        75        80        85        90
-----------------------------------------------------------------------------------------------
      55          $3.56     $3.71     $3.84     $3.95     $4.03     $4.10     $4.14     $4.16
      60           3.65      3.83      4.02      4.19      4.34      4.44      4.51      4.55
      65           3.71      3.94      4.19      4.44      4.67      4.86      4.98      5.05
      70           3.76      4.03      4.34      4.68      5.02      5.32      5.54      5.67
      75           3.79      4.09      4.45      4.87      5.33      5.78      6.15      6.39
      80           3.82      4.13      4.53      5.01      5.59      6.20      6.74      7.12
      85           3.83      4.15      4.57      5.10      5.76      6.51      7.23      7.76
      90           3.83      4.16      4.59      5.15      5.86      6.71      7.56      8.22
-----------------------------------------------------------------------------------------------

Actuarial Basis - Installments shown in these tables are based on the 1983(a) Mortality Table Projected to 1996 under Scale G (set back three years) with compound interest at the effective rate of 3% per year.



--------------------------------------------------------------------------------
                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 16

-------------------------------------------

                              ANNUITY OPTION TABLES
                                    (2000 +)



Installments shown are for a monthly payment for each $1,000 of contract value applied under an option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.65, 5.92 or 2.98; respectively.

                              OPTION 1: LIFE INCOME

----------------------------------------------------------------------------------------------------------------------------------
   AGE AND SEX                                                     AGE AND SEX
  OF ANNUITANT       NON-     5 YEARS    10 YEARS   INSTALLMENT    OF ANNUITANT      NON-      5 YEARS     10 YEARS    INSTALLMENT
------------------                                               -----------------
      MALE          REFUND    CERTAIN    CERTAIN      REFUND          FEMALE        REFUND     CERTAIN     CERTAIN       REFUND
----------------------------------------------------------------------------------------------------------------------------------
       54           $4.07      $4.06      $4.03        $3.91            54           $3.74      $3.74       $3.73        $3.66
       55            4.14       4.13       4.10         3.97            55            3.80       3.79        3.78         3.71
       56            4.21       4.20       4.17         4.03            56            3.86       3.85        3.84         3.76
       57            4.29       4.28       4.24         4.09            57            3.92       3.91        3.90         3.81
       58            4.37       4.36       4.32         4.16            58            3.98       3.98        3.96         3.87
       59            4.46       4.45       4.40         4.23            59            4.05       4.05        4.03         3.93
       60            4.55       4.54       4.49         4.30            60            4.13       4.12        4.10         3.99
       61            4.65       4.63       4.58         4.37            61            4.20       4.20        4.17         4.05
       62            4.75       4.73       4.67         4.45            62            4.29       4.28        4.25         4.12
       63            4.86       4.84       4.77         4.53            63            4.37       4.36        4.33         4.19
       64            4.98       4.96       4.88         4.62            64            4.47       4.46        4.42         4.27
       65            5.11       5.08       4.99         4.71            65            4.57       4.55        4.51         4.35
       66            5.24       5.21       5.11         4.81            66            4.67       4.66        4.61         4.43
       67            5.39       5.35       5.23         4.92            67            4.78       4.77        4.71         4.52
       68            5.54       5.50       5.36         5.02            68            4.90       4.88        4.82         4.61
       69            5.71       5.66       5.49         5.14            69            5.03       5.01        4.94         4.70
       70            5.88       5.82       5.63         5.25            70            5.17       5.14        5.06         4.81
       71            6.07       6.00       5.78         5.37            71            5.31       5.28        5.18         4.92
       72            6.27       6.19       5.93         5.51            72            5.47       5.43        5.32         5.03
       73            6.49       6.39       6.08         5.64            73            5.63       5.59        5.46         5.15
       74            6.72       6.60       6.24         5.79            74            5.82       5.77        5.61         5.28
       75            6.96       6.82       6.41         5.93            75            6.01       5.96        5.77         5.41
       76            7.22       7.05       6.58         6.10            76            6.22       6.16        5.93         5.56
       77            7.50       7.30       6.75         6.27            77            6.45       6.37        6.11         5.71
       78            7.79       7.56       6.92         6.43            78            6.70       6.60        6.29         5.87
       79            8.11       7.83       7.09         6.62            79            6.97       6.85        6.47         6.05
       80            8.45       8.12       7.27         6.83            80            7.26       7.11        6.66         6.23
       81            8.82       8.42       7.44         7.03            81            7.57       7.39        6.86         6.41
       82            9.21       8.74       7.61         7.24            82            7.90       7.69        7.05         6.62
       83            9.62       9.07       7.78         7.46            83            8.27       8.00        7.25         6.83
       84           10.07       9.41       7.95         7.66            84            8.66       8.34        7.45         7.05
       85           10.55       9.77       8.11         7.94            85            9.09       8.69        7.64         7.29
       86           11.06      10.13       8.26         8.19            86            9.55       9.06        7.83         7.55
       87           11.60      10.50       8.40         8.43            87           10.06       9.45        8.02         7.78
       88           12.18      10.89       8.53         8.76            88           10.60       9.86        8.19         8.07
       89           12.80      11.27       8.66         9.07            89           11.19      10.28        8.35         8.38
       90           13.45      11.66       8.77         9.40            90           11.82      10.72        8.50         8.65
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 15

                     OPTION 2: JOINT & SURVIVOR LIFE INCOME

                                  (a) Nonrefund

-----------------------------------------------------------------------------------------------
     AGE                                            AGE OF
   OF MALE                               FEMALE CONTINGENT ANNUITANT
                -------------------------------------------------------------------------------
  ANNUITANT        55        60        65        70        75        80        85        90
-----------------------------------------------------------------------------------------------
      55         $3.52     $3.65     $3.78     $3.88     $3.97     $4.03     $4.07     $4.10
      60          3.60      3.78      3.95      4.12      4.25      4.36      4.44      4.49
      65          3.66      3.88      4.12      4.35      4.57      4.76      4.90      4.99
      70          3.71      3.96      4.26      4.58      4.91      5.21      5.46      5.63
      75          3.74      4.02      4.36      4.77      5.22      5.68      6.10      6.43
      80          3.76      4.06      4.44      4.91      5.48      6.13      6.78      7.35
      85          3.78      4.09      4.49      5.01      5.68      6.51      7.43      8.35
      90          3.78      4.10      4.52      5.08      5.82      6.79      7.99      9.30
-----------------------------------------------------------------------------------------------

                            (b) With 10 Years Certain

-----------------------------------------------------------------------------------------------
     AGE                                            AGE OF
   OF MALE                               FEMALE CONTINGENT ANNUITANT
                -------------------------------------------------------------------------------
  ANNUITANT        55        60        65        70        75        80        85        90
-----------------------------------------------------------------------------------------------
      55          $3.52     $3.65     $3.78     $3.88     $3.96     $4.03     $4.06     $4.09
      60           3.60      3.77      3.95      4.11      4.25      4.35      4.42      4.46
      65           3.66      3.88      4.11      4.35      4.56      4.74      4.86      4.93
      70           3.71      3.96      4.25      4.57      4.89      5.17      5.39      5.52
      75           3.74      4.02      4.36      4.75      5.19      5.61      5.97      6.21
      80           3.76      4.06      4.43      4.89      5.43      6.01      6.54      6.92
      85           3.77      4.08      4.47      4.97      5.60      6.31      7.02      7.56
      90           3.78      4.09      4.50      5.02      5.69      6.50      7.35      8.04
-----------------------------------------------------------------------------------------------

Actuarial Basis - Installments shown in these tables are based on the 1983(a) Mortality Table Projected to 1996 under Scale G (set back four years) with compound interest at the effective rate of 3% per year.


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                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 16